UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2019

Strategic Storage Trust IV, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-55928 (Commission File Number)	81-2847976 (IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.Entry into a Material Definitive Agreement.

On October 16, 2019, a subsidiary of Strategic Storage Trust IV, Inc. (the “Registrant”) entered into two purchase and sale agreements with unaffiliated third parties (the “Purchase Agreements”) for the acquisition of a portfolio of four self storage facilities located in the States of Florida, North Carolina and Virginia (the “Properties”). The information in this Item 1.01 description is qualified in its entirety by the full Purchase Agreements which are attached as Exhibits 10.1 and 10.2 hereto.

The purchase price for the Properties is $64.45 million, plus closing and acquisition costs.  The Registrant expects the acquisition of the Properties to close in the fourth quarter of 2019 and expects to fund the acquisition with a combination of net proceeds from the Registrant’s initial public offering and debt financing. A summary of the Properties is as follows:

Property	Address	Approx. Purchase Price	Approx. Sq. Ft. (net)	Approx. Units
University City	7307 University City Blvd., Charlotte, NC 28262	$11,900,000	78,700	810
Charlottesville	2307 Hydraulic Rd., Charlottesville, VA 22901	$20,700,000	71,000	830
Ardrey Kell	9800 Ardrey Kell Rd., Charlotte, NC 28277	$18,400,000	97,800	1,090
Ocoee	1071 Marshall Farms Rd., Ocoee, FL 34761	$13,450,000	78,200	770
TOTAL		$64,450,000	325,700	3,500

Pursuant to the Purchase Agreements, the Registrant will be obligated to purchase the Properties only after satisfactory completion of agreed upon closing conditions. The Registrant will decide whether to acquire the Properties generally based upon:

•	the ability of the Registrant to raise sufficient net proceeds from its offering or obtain debt financing;
•	satisfactory completion of due diligence on the Properties and the sellers of the Properties;
•	approval by the board of directors of the Registrant to purchase the Properties;
•	satisfaction of the conditions to the acquisition in accordance with the Purchase Agreements; and
•	no material adverse changes relating to the Properties, the sellers of the Properties or certain economic conditions.

There can be no assurance that the Registrant will complete the acquisition of the Properties. In some circumstances, if the Registrant fails to complete the acquisition, it may forfeit up to approximately $1.5 million in earnest money on the Properties.

Other properties may be identified in the future that the Registrant may acquire prior to or instead of the Properties. Due to the considerable conditions to the consummation of the acquisition of the Properties, the Registrant cannot make any assurances that the closing of the Properties is probable.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

10.1Purchase Agreement (University City, Charlottesville, Ardrey Kell)

10.2Purchase Agreement (Ocoee)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST IV, Inc.

Date: October 22, 2019	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer and Treasurer